Exhibit 10

SOLE AGENT SERVICE AGREEMENT

The parties herein are as follows:

Party A: China Yellow River TV Station
Registered address: No. 318, Ying Ze Street, Tai Yuan City, Shan Xi ProvinceôChina
Legal Representative: Liang Zhi Xiang

Party B: Guangdong M-Rider Media Co., Ltd.
Registered Address: 6/F., Guangzhou Broadcast Building, No. 231 Huan Shi Zhong Road, Guangzhou City, Guangdong ProvinceôChina.
Legal Representative: Chen Lu

In order to further build up the brand of the China Yellow River TV Station [Min Sheng Channel], enhance the popularity of the [Min Sheng Channel] and the advertisement income as well as elevating the value of media resourses, Party A and Party B have reached the following agreement after equal and amicable negotiation in respect of Party B acting as the sole agent for the China Yellow River TV Station [Min Sheng Channel] and providing value-added services for the China Yellow River TV Station [Min Sheng Channel].

Clause I: Sole agent service period

1.	The period for Party B to act as the sole agent for the Yellow River TV Station [Min Sheng Channel] shall be from January 1, 2007 to December 31, 2011.
2.	If there is no material change of policy upon the expiry herein, i.e. December 31, 2011, Party B shall have priority to renew this agent agreement for further 5 years and so forth.

Clause II: Details of the sole agent service

1.	Working capital service
Party B shall use the advertisement prepayment as the working capital for Party A to operate the China Yellow River TV Station [Min Sheng Channel] and such prepayment shall be directly deducted from advertisement fees payable to Party A. The cumulative prepayment shall not exceed RMB 5,000,000 each year and payment shall be settled by the end of each financial year.

2.	Media sale service
Party A authorizes Party B to act as the sole general agent for all advertisement resources sale of the China Yellow River TV Station [Min Sheng Channel]. After this agreement signed, Party B shall form a professional sales team to assist Party A to develop the sales for the China Yellow River TV Station [Min Sheng Channel] for Party A. Party B shall also provide Party A with the professional services including the formation of and technical training for the sales team, market research and development, etc.

3.	Software management service for media sales
In order to cope with media sales characteristics of Party A, Party B shall develop professional software for media sales management and shall on the basis of the software jointly work with Party A to enhance the efficiency of sales and services.

4.	Consultation services on media environmental analysis
(1)	Weekly report
Party B shall provide Party A with weekly media analysis reports and shall also furnish a report on the popularity ratings of other competitors.
(2)	Monthly report
Party B shall provide Party A with monthly report on the analysis of the media broadcast rating. Party B shall also provide a report on the trends of popularity for the four weeks and reflect the changes of the broadcast popularity in a timely manner.
(3)	Report on the non-periodical broadcast ratings
In accordance with the actual situation of the media, Party B shall provide the change of broadcast ratings and identify the causes and work out the measures.

5.	Consultation services for the program formation and arrangement
On the basis of the broadcast rating and for enhancing popularity, Party B shall carry out an analysis on the competition of media popularity and offer reasonable suggestions and recommendation on programs formation and planning.

6.	Consultation services for sales analysis and strategy
On the basis of the sales data, popularity ratings and broadcasting records, Party B shall provide analyses on the sales status and furnish sales strategies so as to enhance the effectiveness of the sales.

Clause III Agency services and operations targets

1.	Party B shall assist Party A to achieve its business targets of the channel operations, which are set as follows:
In 2007, the annual turnover to be accomplished by the China Yellow River TV Station [Min Sheng Channel] under the assistance of Party B shall be RMB 32,000,000; the annual turnover to be accomplished by the China Yellow River TV Station [Min Sheng Channel] for 2008 and 2009 under the assistance of Party B shall increase 10% each year (i.e. the turnover in 2008 shall be RMB 35,200,000 and RMB 38,720,000 for 2009). In 2010 and 2011, the annual turnover of the [Min Sheng Channel] under the assistance of Party B shall increase 8% each year (i.e. RMB 41,820,000 for 2010 and RMB 45,160,000 for 2011. The targets for 2008 to 2011 shall only be the tentative business targets.

2.	Both parties shall take the first week of January every year as a settlement week for the preceding year.

3.
In respect of the portion of total revenue of the China Yellow River TV Station [Min Sheng Channel] not exceeding RMB 32,000,000, Party A shall pay 10% of the turnover to Party B every month as Party B’s media consultation fees. In respect of the portion from RMB 32,000,000 to RMB 34,000,000, it shall be belonging to Party A. In respect of the portion exceeding RMB 34,000,000, it shall be shared between the parties on 50/50 basis.

Clause IV Concepts on the advertisement sole agency

1.	Party A shall authorize and protect Party B for its rights as sole agent for all its advertisement resources owned by the Yellow River TV Station [Min Sheng Channel] within the contractual period.
2.
Party B shall have rights to give suggestion on the programming and the advertising time slots for the Yellow River TV Station [Min Sheng Channel]. If the Yellow River TV Station [Min Sheng Channel] needs to adjust its programs and advertisement sections, Party A shall notify Party B at least 30 days in advance and shall on the full communicative basis confirm the programs rearrangement and advertisement time section.

3.
During its period as the sole agent, Party B may in accordance with the market development and requirement independently formulate and adjust the advertisement price schedule, the relevant sales policy and the mode for operation, etc. for the Yellow River TV Station [Min Sheng Channel].

4.
Within the business period of Party B acting as sole agent, Party A shall not unilaterally operate any advertisement business of the Yellow River TV Station [Min Sheng Channel] and shall not directly appoint any third party other than Party B to operate any advertisement business of the Yellow River TV Station [Min Sheng Channel].

5.	At appropriate times, both parties may form a joint venture company for further cooperation.

Clause V The definition of advertisement resources

1.
The parties agree that the data transmitted with the public as audience of the Yellow River TV Station [Min Sheng Channel] and the advertisement as target, which is broadcasted through the Yellow River TV Station [Min Sheng Channel] shall refer to the “advertisement’ herein. The advertisements serving the enterprises or products shall be the commercial advertisements; those serving the public welfare shall be the public welfare advertisement irrespective of whether the commercial advertisement or the public welfare advertisement belongs to the sole agency scope of Party B. The general advertisements, advertisement insertion, active sponsorship advertisement, etc. broadcasted by the Yellow River TV Station [Min Sheng Channel] shall be within the scope of advertisement under the sole agency herein.

2.
The advertising time slots mentioned herein shall refer to all advertisement schedules in all programs with relatively fixed position of time broadcast by the Yellow River TV Station [Min Sheng Channel]. It also includes the advertisement time sections of a newly-set or revised programs under the sole agency period of the Yellow River TV Station [Min Sheng Channel].

3.
The advertisement resources of the Yellow River TV Station [Min Sheng Channel] shall refer to all and at any form of advertisement resources with matters as the carriers in all advertising time sections and all programs but shall not be limited to SMS, request of broadcast, naming, sponsorship, labeling, mobile subtitles, special subject, seminars

4.	The advertisement of public welfare activities and commercial activities broadcast by the Yellow River TV Station [Min Sheng Channel] shall be within the scope of Party B.

Clause VI Method of payment

1.
The advertisement fees of the China Yellow River TV Station [Min Sheng Channel] shall be paid by the customers to Party B. Party B shall deduct 10% directly there-from each month as the media services fee for that particular month whilst the balance thereof shall be deducted in accordance with the sub-clause 1 of Clause II for offsetting the prepayments and the amount that remains after the deduction shall be paid to Party A. The advertisement prepayment made by Party B shall be repaid in full before the settlement week each year.

2.
In principle Party B shall pay Party A in cash. But if agreed or required by Party A, Party B may also use tangible assets or consumption as form of payment which shall be included in full in the advertisement revenues of the China Yellow River TV Station [Min Sheng Channel].

3.	Party A shall furnish Party B with the advertisement invoices and in respect of every payment made by Party B, Party A shall provide Party B with an invoice for the equivalent value.

Clause VII Other obligations of the parties

1.	Party A’s other obligations
a)
Party A shall guarantee that the personnel in charge of the Yellow River TV Station [Min Sheng Channel] are relatively stable, and if this entails significant operational reforms, Party B shall have the right to suggest the termination of this agreement and this shall not be deemed as breach of contract by Party B.

b)
Party A has the obligations to create good operation environments for Party B and build up good relationship with local commercial enterprises, medical supervisory institute and the administrative management authority of the advertisement business.

c)
In order to fully develop the market for the Yellow River TV Station [Min Sheng Channel], Party A shall coordinate with Party B in research and development of the advertisement products, paid TV programs and adjust the programming schedule and advertising time slots.

d)	Party A shall have the obligations to provide related data and hardware equipment requested by Party B.

2.	Party B’s other obligations
a)	Party B shall in accordance with this agreement make timely payments of the advertisement fees to Party A.
b)	In order to guarantee the safety of broadcasting, Party B’s staffs shall on their own initiatives abide by Party A’s broadcast rules.
c)	Party B shall keep good safety and make proper use of the related equipments provided by Party A.
d)	Party B shall make positive maintenance and promotion of the brand image of the Yellow River TV Station [Min Sheng Channel].
e)	Party B shall abide by the laws and regulations in carrying out the business activities hereunder.

Clause VIII Liability for breach of contract

1.
If either party herein fails to fulfill its responsibility hereunder, it shall constitute a breach of contract by that party. Under the precondition of not harming the rights or relief enjoyed by the party proposing termination due to legal or other reasons, the party abiding by the contract may issue a written notice (“written notice of breach of contract”) after the other party has caused the breach of contract. If the party in breach of contract fails to carry out rectification or remedy within 30 days after receipt of the notice of breach of contract, the party abiding by the contract shall have the right to request for termination of this agreement in accordance with the terms and conditions herein and request for the relevant compensation.

2.
With the exception of the circumstances stipulated in this agreement, if any party terminates this agreement unilaterally in advance, it shall pay compensation to the other party and the amount of compensation shall be 50% of the business target for that particular year.

Clause IX Resolution of disputes and applicable law

If any dispute arises from the interpretation of any terms and conditions herein or from the fulfillment hereof, both parties shall negotiate for resolution of that dispute, failing which either part may refer it to the court having jurisdiction for litigation.

Clause X Others

1.	All matters not accounted for herein may be incorporated in separate supplementary agreement by the parties.
2.	The attachment hereto shall be an integral party hereof and shall constitute a complete part thereof having the same legal effects.
3.	With the written consent of the opposite party, either party shall not disclose the contents and details thereof to a third party.

Clause XI

This agreement shall be in quadruplicate with Party A and Party B holding two copies each, which shall have the same legal effects. This agreement shall come into effect upon affixation of signature and seal by the legal representatives or authorized representatives of both parties.

Clause XII

Since herein Party B is actually the subsidiary company registered in Shan Xi in the performance of the agreement, Party A agrees that after the registration of Party B’s Shan Xi subsidiary company, the rights and obligations enjoyed by Party B shall be transferred to the subsidiary company designated by Party B.

Party A: China Yellow River TV Station	Party B: Guangdong M-Rider Media Co., Ltd.
(affix seal)	(affix seal)

Legal Representative or Authorized Representative	Legal Representative & Authorized Representative

______________________________	_______________________
(affix signature)	(affix signature)

Month_____ day _____2006

Place of signature:__________________

Note: (this is not part of the original agreement)
The original version of this agreement is written in Chinese and the English version is for reference only. If any dispute arises from the interpretation of this agreement in the original Chinese version and the English version, the Chinese version shall prevail.